Exhibit 99.1

Assurant Reports First Quarter 2025 Financial Results

Reaffirming 2025 Enterprise Outlook

ATLANTA, May 6, 2025 — Assurant, Inc. (NYSE: AIZ), a premier global protection company that safeguards and services connected devices, homes and automobiles in partnership with the world’s leading brands, today announced results for the first quarter ended March 31, 2025.

“We are pleased with our first quarter results, supported by strong performance in Global Housing and improved loss experience in Global Automotive within Global Lifestyle. In the quarter, we made progress against our strategic priorities to deliver for our clients, generate efficiencies across our operations and continue our focus on growth,” said Assurant President and CEO Keith Demmings.

“As we look ahead in 2025, we are reaffirming our outlook for earnings growth, demonstrating the position of strength from which we continue to operate. As we navigate through a dynamic macroeconomic environment, we believe we are well positioned to deliver over the long term, leveraging our commercial momentum with existing clients and key prospects, and differentiated products and services that we offer on behalf of the world’s leading brands. Assurant is financially strong, with a robust capital position. We continue to prioritize investing in our people, technology and solutions to deliver long-term growth and meaningful shareholder value,” Demmings added.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

(Unaudited)	Q1'25	Q1'24	Change
$ in millions, except per share data
GAAP net income	146.6	236.4	(38)%
Adjusted EBITDA[1]	282.2	370.7	(24)%
Adjusted EBITDA, ex. reportable catastrophes[2]	439.2	383.7	14%

GAAP net income per diluted share	2.83	4.47	(37)%
Adjusted earnings per diluted share[3]	3.39	4.78	(29)%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	5.79	4.97	16%
Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

First Quarter Consolidated Results

(Unaudited)	Q1'25	Q1'24	Change
$ in millions

GAAP net income	146.6	236.4	(38)%

Adjusted EBITDA
Global Lifestyle	197.8	207.7	(5)%
Global Housing	112.4	192.5	(42)%
Corporate and Other	(28.0)	(29.5)	5%
Adjusted EBITDA[1]	282.2	370.7	(24)%
Reportable catastrophes	157.0	13.0
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	198.1	207.8	(5)%
Global Housing[2]	269.1	205.4	31%
Corporate and Other	(28.0)	(29.5)	5%
Adjusted EBITDA, ex. reportable catastrophes[2]	439.2	383.7	14%
Note: Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

First Quarter 2025 Consolidated Results
•GAAP net income decreased 38 percent to $146.6 million compared to first quarter 2024 of $236.4 million, primarily due to higher reportable catastrophes within Global Housing. The decrease was partially offset by growth within Global Housing, excluding the impact of reportable catastrophes.

•GAAP net income per diluted share decreased 37 percent to $2.83 compared to first quarter 2024 of $4.47. The decrease was primarily driven by the factors noted above and was partially offset by share repurchases.

•Adjusted EBITDA1 decreased 24 percent to $282.2 million compared to the prior year period of $370.7 million, primarily due to $144.0 million of higher pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 increased 14 percent, or 16 percent on a constant currency basis5, to $439.2 million, mainly driven by higher earnings in Global Housing.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 16 percent to $5.79 compared to the prior year period of $4.97, mainly from higher Global Housing earnings and the impact of share repurchases, partially offset by a higher effective tax rate.

•Net earned premiums, fees and other income from the Global Lifestyle and Global Housing segments totaled $2.96 billion compared to first quarter 2024 of $2.76 billion , up 7 percent, or 9 percent on a constant currency basis5, driven by growth in both Global Lifestyle and Global Housing.

Global Lifestyle

$ in millions	Q1'25	Q1'24	Change
Adjusted EBITDA	197.8	207.7	(5)%
Net earned premiums, fees and other income	2,306.6	2,187.8	5%
•Adjusted EBITDA decreased 5 percent compared to first quarter 2024, or 2 percent on a constant currency basis5, driven primarily by lower results in Connected Living. Excluding the impact of a previously disclosed one-time client contract benefit in first quarter 2024 of $6.9 million, Adjusted EBITDA grew modestly on a constant currency basis5. Underlying growth was driven by Connected Living, including contributions from a new financial services program, partially offset by lower results in mobile. Global Automotive results were largely stable, as lower investment income and the impact of unfavorable foreign exchange was mostly offset by improved loss experience.

•Net earned premiums, fees and other income increased 5 percent compared to first quarter 2024, or 7 percent on a constant currency basis5, primarily driven by Connected Living from growth in global mobile device protection and a new financial services program.

Global Housing

$ in millions	Q1'25	Q1'24	Change
Adjusted EBITDA	112.4	192.5	(42)%
Reportable catastrophes	156.7	12.9
Adjusted EBITDA, ex. reportable catastrophes[2]	269.1	205.4	31%
Net earned premiums, fees and other income	656.8	572.2	15%
•Adjusted EBITDA decreased 42 percent compared to first quarter 2024, primarily due to $143.8 million of higher pre-tax reportable catastrophes, of which approximately $125 million were from the California wildfires, inclusive of estimated recoveries from subrogation. Excluding reportable catastrophes, Adjusted EBITDA2 increased 31 percent, primarily from continued top-line growth within Homeowners, including higher policies in-force from voluntary insurance market pressure, and favorable non-catastrophe loss experience from lower claims frequency. Results included $26.4 million of favorable prior year reserve development compared to $22.0 million in first quarter 2024.

•Net earned premiums, fees and other income increased 15 percent compared to first quarter 2024, mainly driven by Homeowners top-line growth, including growth in policies in-force and higher average premiums within lender-placed, as well as growth across various specialty products.

Corporate and Other

$ in millions	Q1'25	Q1'24	Change
Adjusted EBITDA	(28.0)	(29.5)	5%
•Adjusted EBITDA loss improved in first quarter 2025 compared to the prior year period, primarily driven by lower third-party expenses.

Holding Company Liquidity Position
•Holding company liquidity totaled $501 million as of March 31, 2025, or $276 million above the company’s targeted minimum level of $225 million.

Dividends paid by the operating segments to the holding company in first quarter 2025 totaled $67 million.

•Share repurchases and common stock dividends totaled $103 million in first quarter 2025. During first quarter 2025, Assurant repurchased approximately 299 thousand shares of common stock for $62 million and paid $41 million in common stock dividends.

From April 1 through May 2, 2025, the company repurchased approximately 130 thousand shares for $25 million. $287 million remains under the current repurchase authorization.

2025 Company Outlook6
Note: Some of the metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Based on current macroeconomic conditions, the company continues to expect the following:

$ in millions, except per share data	2024	2025 Outlook[6]
Adjusted EBITDA, ex. reportable catastrophes[2]	$1,569	Modest growth
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$20.35	Modest growth

•Adjusted EBITDA, excluding reportable catastrophes6, to increase modestly.
◦Global Lifestyle Adjusted EBITDA to increase from growth in Connected Living and Global Automotive.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes6, now expected to increase.
◦Corporate and Other Adjusted EBITDA loss to approximate $115 million.

•Adjusted earnings, excluding reportable catastrophes, per diluted share6 growth rate to increase modestly. The company now expects depreciation expense of approximately

$160 million and continues to expect an effective tax rate of approximately 20 to 22 percent, interest expense of approximately $107 million and amortization of purchased intangible assets of approximately $65 million.

•Capital deployment priorities to focus on maintaining a strong financial position, supporting business growth by funding investments and M&A, and returning capital to shareholders through common stock dividends and share repurchases, subject to Board approval.

•We have considered the impacts of tariffs within our outlook and continue to monitor macroeconomic conditions, which may impact claims costs and consumer demand. We are also taking action to remain well-positioned and to stay ahead of future developments.

Earnings Conference Call
The first quarter 2025 earnings conference call and webcast will be held on Wednesday, May 7, 2025 at 8:00 a.m. E.T. The slide presentation used by management during the webcast includes supplemental information and will be available on Assurant’s Investor Relations website prior to the conference call. The live and archived webcast, along with supplemental information, will also be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a premier global protection company that partners with the world’s leading brands to safeguard and service connected devices, homes, and automobiles. As a Fortune 500 company operating in 21 countries, Assurant leverages data-driven technology solutions to provide exceptional customer experiences.

Learn more at assurant.com

Media Contact:
Julie Strider
Vice President, Global Communications
julie.strider@assurant.com
Investor Relations Contacts:
Rebekah Biondo
Deputy CFO
rebekah.biondo@assurant.com

Sean Moshier
Vice President, Investor Relations
sean.moshier@assurant.com

Matt Cafarchio
Director, Investor Relations
matt.cafarchio@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth, operating strategies, valuation and similar matters, such as performance outlook, financial objectives, business drivers, our ability to gain market share, and the strength, diversity, predictability and resiliency of enterprise and segment earnings, cash flows and other results, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
i.the impact of general economic, financial market and political conditions and conditions in the markets in which we operate, including inflation, tariff policies in the United States and abroad, global supply chain impacts and recessionary pressures;
ii.the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if they disintermediate us, or if those parties face financial, reputational or regulatory issues;
iii.significant competitive pressures, changes in customer preferences and disruption;
iv.the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
v.the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or achieve organic growth;
vi.our inability to recover should we experience a business continuity event;
vii.the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
viii.risks related to our international operations;
ix.declines in the value and availability of mobile devices, and regulatory compliance or other risks in our mobile business;
x.our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
xi.risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
xii.the impact of catastrophe and non-catastrophe losses, including as a result of climate change and the current inflationary environment;
xiii.negative publicity relating to our business, practices, industry or clients;
xiv.the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;
xv.a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
xvi.fluctuations in exchange rates, including in the current environment;

xvii.an impairment of goodwill or other intangible assets;
xviii.the failure to maintain effective internal control over financial reporting;
xix.unfavorable conditions in the capital and credit markets;
xx.a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
xxi.an impairment in the value of our deferred tax assets;
xxii.the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
xxiii.the credit risk of some of our agents, third-party administrators and clients;
xxiv.the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
xxv.limitations in the analytical models we use to assist in our decision-making;
xxvi.the failure to effectively maintain and modernize our technology systems and infrastructure, or the failure to integrate those of acquired businesses;
xxvii.breaches of our technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
xxviii.the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;
xxix.the impact of litigation and regulatory actions;
xxx.reductions or deferrals in the insurance premiums we charge;
xxxi.changes in insurance, tax and other regulations;
xxxii.volatility in our common stock price and trading volume; and
xxxiii.employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with an important measure of the company’s operating performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.

(UNAUDITED)	1Q	1Q	12 Months
($ in millions)	2025	2024	2024
GAAP net income	$146.6	$236.4	$760.2
Less:
Interest expense	26.8	26.8	107.0
Provision for income taxes	37.1	56.5	167.1
Depreciation expense	35.1	30.6	139.4
Amortization of purchased intangible assets	18.4	17.6	69.1
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	16.0	8.8	75.8
Other adjustments(1)	2.2	(6.0)	3.8
Adjusted EBITDA	282.2	370.7	1,322.4
Reportable catastrophes	157.0	13.0	247.0
Adjusted EBITDA, excluding reportable catastrophes	$439.2	$383.7	$1,569.4
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	1Q 2025		1Q 2024
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$197.8	$112.4	$207.7	$192.5
Reportable catastrophes	0.3	156.7	0.1	12.9
Adjusted EBITDA, excluding reportable catastrophes	$198.1	$269.1	$207.8	$205.4

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, as well as other highly variable or unusual items, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income per diluted share, defined as net income, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income per diluted share (defined above).

(UNAUDITED)	1Q	1Q	12 Months
($ in millions)	2025	2024	2024
GAAP net income	$146.6	$236.4	$760.2
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	16.0	8.8	75.8
Amortization of purchased intangible assets	18.4	17.6	69.1
Other adjustments	2.2	(6.0)	3.8
Benefit for income taxes	(7.7)	(4.2)	(34.2)
Adjusted earnings	175.5	252.6	874.7
Reportable catastrophes, pre-tax	157.0	13.0	247.0
Tax impact of reportable catastrophes	(33.0)	(2.7)	(51.8)
Adjusted earnings, excluding reportable catastrophes	$299.5	$262.9	$1,069.9

(UNAUDITED)	1Q	1Q	12 Months
	2025	2024	2024
GAAP net income per diluted share(1)	$2.83	$4.47	$14.46
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	0.31	0.17	1.44
Amortization of purchased intangible assets	0.36	0.33	1.31
Other adjustments	0.04	(0.11)	0.08
Benefit for income taxes	(0.15)	(0.08)	(0.65)
Adjusted earnings, per diluted share	3.39	4.78	16.64
Reportable catastrophes, pre-tax	3.03	0.24	4.70
Tax impact of reportable catastrophes	(0.63)	(0.05)	(0.99)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$5.79	$4.97	$20.35
(1)Information on the share counts used in the per share calculations throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Constant Currency: Represents a non-GAAP financial measure. Excludes the impact of changes in foreign currency exchange rates used in the translation of the income statement because they can be volatile. These amounts are calculated by translating the comparable prior period results at the weighted average foreign currency exchange rates used in the current period, and it excludes the impact of foreign exchange transaction gains (losses) associated with the remeasurement of non-functional currencies. The company believes this information allows investors to identify the significance of changes in foreign currency exchange rates in period-to-period comparisons.

(UNAUDITED)	Constant Currency
1Q 2025
Percentage change in Global Lifestyle and Global Housing net earned premiums, fees and other income:
Including FX impact	7.4%
FX impact	(1.1)%
Excluding FX impact	8.5%

Percentage change in Global Lifestyle net earned premiums, fees and other income:
Including FX impact	5.4%
FX impact	(1.4)%
Excluding FX impact	6.8%

Percentage change in GAAP net income, including FX impact	(38.0)%
Percentage change in Adjusted EBITDA, including FX impact	(23.9)%
Percentage change in Adjusted EBITDA, excluding reportable catastrophes:
Including FX impact	14.5%
FX impact	(1.4)%
Excluding FX impact	15.9%

Percentage change in Global Lifestyle Adjusted EBITDA:
Including FX impact	(4.8)%
FX impact	(2.8)%
Excluding FX impact	(2.0)%

(6)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and, for Assurant and Global Housing, Adjusted EBITDA, excluding reportable catastrophes, each constitute forward-looking non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile such forward-looking non-GAAP financial measures to the most comparable GAAP measure, the probable significance of which cannot be determined. The company is able to quantify a full-year estimate of depreciation expense, interest expense and amortization of purchased intangible assets, each on a pre-tax basis, and the estimated effective tax rate, which are expected to be approximately $160 million, $107 million, $65 million and 20 to 22 percent, respectively. Other GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three Months Ended March 31, 2025 and 2024

	1Q
	2025	2024
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,562.3	$2,376.5
Fees and other income	402.9	385.7
Net investment income	124.8	126.7
Net realized losses on investments and fair value changes to equity securities	(16.0)	(8.8)
Total revenues	3,074.0	2,880.1
Benefits, losses and expenses
Policyholder benefits	779.7	623.1
Underwriting, selling, general and administrative expenses	2,083.8	1,937.3
Interest expense	26.8	26.8
Total benefits, losses and expenses	2,890.3	2,587.2
Income before provision for income taxes	183.7	292.9
Provision for income taxes	37.1	56.5
Net income	$146.6	$236.4

Net income per share:
Basic	$2.86	$4.50
Diluted	$2.83	$4.47

Common stock dividends per share	$0.80	$0.72

Share data:
Basic weighted average shares outstanding	51,281,419	52,531,865

Diluted weighted average shares outstanding	51,731,116	52,872,254

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At March 31, 2025 and December 31, 2024

	March 31,	December 31,
	2025	2024
	($ in millions)
Assets
Investments and cash and cash equivalents	$10,713.2	$10,352.2
Reinsurance recoverables	7,361.4	7,579.5
Deferred acquisition costs	9,959.8	9,992.8
Goodwill	2,620.7	2,616.0
Value of business acquired	6.9	8.0
Other assets	4,326.4	4,472.1
Total assets	$34,988.4	$35,020.6

Liabilities
Policyholder benefits and claims payable	$3,077.2	$3,450.9
Unearned premiums	20,132.5	20,211.4
Debt	2,083.7	2,083.1
Accounts payable and other liabilities	4,460.8	4,168.5
Total liabilities	29,754.2	29,913.9

Stockholders’ equity
Equity, excluding accumulated other comprehensive loss	5,982.7	5,942.8
Accumulated other comprehensive loss	(748.5)	(836.1)
Total equity	5,234.2	5,106.7
Total liabilities and equity	$34,988.4	$35,020.6